UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 10, 2010

HOLLYWOOD MEDIA CORP.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14332	65-0385686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida	33431
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code	(561) 998-8000

Not Applicable

(Former Name or Former Address, If Changed Since Last
Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07   Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of Hollywood Media Corp. (“Hollywood Media”) was held on December 10, 2010 (the “Special Meeting”). At the Special Meeting, the following matters were considered: (i) a proposal to approve the sale of Hollywood Media’s Broadway Ticketing Division, through the sale of all of the outstanding capital stock of Theatre Direct NY, Inc. (“Theatre Direct”) by Hollywood Media to Key Brand Entertainment Inc. (“Key Brand”) as contemplated by the stock purchase agreement between Hollywood Media and Key Brand, dated as of December 22, 2009, as amended, a copy of which is attached as Annex A to the definitive proxy statement filed with the Securities and Exchange Commission on October 20, 2010 (the “Proposal to Sell Theatre Direct”); and (ii) a proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Proposal to Sell Theatre Direct (the “Proposal to Adjourn or Postpone the Special Meeting”).

Both proposals were approved by Hollywood Media’s shareholders at the Special Meeting. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Proposal to Sell Theatre Direct	23,985,685	89,976	355,573	2,077,132
Proposal to Adjourn or Postpone the Special Meeting	26,201,410	291,774	11,135	--

Adjournment or postponement of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to approve the Proposal to Sell Theatre Direct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYWOOD MEDIA CORP.

By:	/s/ Mitchell Rubenstein
Mitchell Rubenstein
Chief Executive Officer

Date:  December 13, 2010